UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
On May 16, 2013, Caterpillar Inc. (“Caterpillar”), Caterpillar (Luxembourg) Investment Co. SA, a wholly-owned subsidiary of Caterpillar (“CAT Lux”), and ERA Mining Machinery Limited, a wholly-owned subsidiary of Caterpillar (“ERA Mining”), entered into a settlement agreement (the “Agreement”) with Mr. Emory Williams, Mr. James Thompson III, Mining Machinery Limited (“MML”) and Mr. John Lee (also known as Mr. Li Rubo) relating to Caterpillar's acquisition of ERA Mining, including its wholly-owned subsidiary Zhengzhou Siwei Mechanical & Electrical Manufacturing Co., Ltd. (commonly known as “Siwei”). Mr. Williams and Mr. Lee are each former directors of ERA Mining. Mr. Williams, Mr. Thompson and MML (a company owned by Mr. Williams and Mr. Thompson) were the former controlling shareholders of ERA Mining. The Agreement settles the dispute between the parties which arose from Caterpillar's determination that Siwei senior managers had engaged in accounting misconduct for several years prior to Caterpillar's announcement of the completion of its tender offer for ERA Mining in June 2012.
Under the terms of the Agreement, the parties agreed that (i) the loan notes issued by CAT Lux (and guaranteed by Caterpillar) as a portion of the ERA Mining purchase price and held by MML and (ii) loans made by Mr. Williams and Mr. Lee to ERA Mining prior to its acquisition by Caterpillar would all be cancelled and discharged in exchange for payments by CAT Lux to MML, Mr. Williams and Mr. Lee in an aggregate amount of approximately HK$228,438,000 (which translated into approximately US$29.5 million as of the date of the Agreement). The loan notes had a book value of approximately US$152 million as of March 31, 2013 and the obligations related to the loans made by Mr. Williams and Mr. Lee were approximately HK$96,500,000 (which translated into approximately US$12.5 million as of the date of the Agreement) as of March 31, 2013. The Agreement contains a mutual release and discharge of the parties' respective claims in respect of this dispute and contains an agreement by Caterpillar and CAT Lux not to pursue any such claims against either the auditors or former directors of ERA Mining or the former directors of Siwei.
Also on May 16, 2013, Caterpillar agreed to sell to a nominee of MML certain accounts receivable and inventory of Siwei, in exchange for a payment by such nominee to Siwei of up to approximately RMB61,650,000 (which translated into approximately US$10 million as of May 16, 2013), which approximates Caterpillar's book value.

On May 16, 2013, Caterpillar issued a press release regarding the matters described above. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Caterpillar Inc. press release dated May 16, 2013.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

May 17, 2013	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.	Description

99.1	Caterpillar Inc. press release dated May 16, 2013.

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